Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Supplemental Executive Long-Term Incentive Bonus Plan of Hamilton Beach Brands Holding Company of our report dated June 16, 2017, with respect to the consolidated financial statements and schedule of Hamilton Beach Brands Holding Company, included in the Registration Statement on Form S-1 (No. 333-220066) and related Prospectus of Hamilton Beach Brands Holding Company, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Cleveland, Ohio

November 6, 2017